Exhibit 99.1

Dear Shareholder

GLADE M. KNIGHT

I am pleased to report that during the second quarter of this year, operations among the 51 hotels that comprise the Apple REIT Eight, Inc. portfolio showed signs of improvement, as compared to the same period of 2009. In 2009, Apple REIT Eight completed a significant number of renovations of existing properties and several of our hotels, that were new at the time of acquisition, were within their initial ramp-up phase of operations. With the industry expected to continue to stabilize and our first full year of operations complete, we are optimistic that the worst is behind us and anticipate moderate growth in 2010 as compared to 2009.

The Apple REIT Eight portfolio of 51 properties, with 5,908 rooms, includes a variety of Marriott®- and Hilton®-branded hotels that are located in dynamic and growing markets across 19 states. For the six-month period ending June 30, 2010, occupancy averaged 70 percent, an 8 percent increase over the same period of 2009. For the three-month period ending June 30, 2010, occupancy averaged 76 percent, up 9 percent as compared to the same period last year. It should be noted that on average, our hotels in total have seen year-over-year occupancy improvement every month since November 2009. Average daily rate (ADR) was $109 for the first six months of this year and $112 for the three-month period ending June 30, 2010, comparable to the same periods of 2009. Revenue per available room (RevPAR) was $77 for the six-month period ending June 30, 2010 and $85 for three-month period ending June 30, 2010, up 8 percent and 9 percent over the same periods last year, respectively. In general, our hotels are revenue leaders within their respective markets, with an average RevPAR index (a comparison of a property’s RevPAR to the market average of 100) of 132 for the first six months of 2010, a 4 percent increase from the same period in 2009 for comparable hotels.

Funds from operations (FFO) for Apple REIT Eight for the second quarter of 2010 were up 15 percent as compared to the same period of 2009, and up 33 percent for the six-month period ending June 30, 2010, as compared to the same period last year. Specifically, FFO for the second quarter of this year totaled $13.2 million, or $0.14 per share, and for the six-month period ending June 30, 2010, FFO totaled $23.2 million, or $0.25 per share. The year-over-year increase in FFO reflects strengthening economic conditions in the majority of our markets as well as improved results following the completion of numerous hotel renovation projects in 2009. Year-over-year comparisons will become more meaningful as our period of ownership lengthens and hotel operations further stabilize.

During the second quarter of this year, Apple REIT Eight paid dividends of $0.19 per share, equivalent to an annualized return of 7 percent, based on an $11 share price. For the six months ending June 30, 2010, the Company paid dividends of $0.39 per share. Our management team and Board of Directors continue to closely monitor hotel operations and projected long-term performance as compared to distributions. We are committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

The Apple REIT Eight portfolio of hotels was acquired primarily on an all-cash basis and total debt outstanding is currently at 20 percent of total capitalization. With a clear ownership strategy of protecting shareholder principal and providing strong returns, we are committed to growing the value of your investment over time. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

REVENUES
Room revenue	$46,084	$42,340	$82,639	$76,519
Other revenue	3,190	3,196	6,038	5,977
Total revenue	$49,274	$45,536	$88,677	$82,496

EXPENSES
Direct operating expense	$12,328	$11,752	$23,353	$22,196
Other hotel operating expenses	19,950	19,186	37,973	37,126
General and administrative	1,539	1,298	2,736	2,360
Depreciation	8,747	8,110	17,399	15,975
Investment income, net	(7)	(5)	(3,023)	(17)
Interest expense, net	2,306	1,867	4,439	3,410
Total expenses	$44,863	$42,208	$82,877	$81,050

NET INCOME
Net income	$4,411	$3,328	$5,800	$1,446
Unrealized gain on investments	—	1,206	—	1,577
Comprehensive income	$4,411	$4,534	$5,800	$3,023
Net income per share	$0.05	$0.04	$0.06	$0.02

FUNDS FROM OPERATIONS (A)
Net income	$4,411	$3,328	$5,800	$1,446
Depreciation of real estate owned	8,747	8,110	17,399	15,975
Funds from operations	$13,158	$11,438	$23,199	$17,421
FFO per share	$0.14	$0.12	$0.25	$0.19

WEIGHTED-AVERAGE SHARES OUTSTANDING	94,069	92,825	93,920	92,663

OPERATING STATISTICS
Occupancy	76%	70%	70%	65%
Average daily rate	$112	$111	$109	$110
RevPAR	$85	$78	$77	$71
Number of hotels	51	51
Dividends per share	$0.19	$0.20	$0.39	$0.42

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$961,857	$974,773
Other assets	23,815	24,078
Total assets	$985,672	$998,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$195,373	$184,175
Other liabilities	26,217	25,577
Total liabilities	221,590	209,752
Total shareholders’ equity	764,082	789,099
Total liabilities & shareholders’ equity	$985,672	$998,851

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2010 and the results of operations for the interim periods ended June 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento,
San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville,
Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake,
Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,908 guestrooms in 19 states.

Mission

Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, VIRGINIA BEACH, VA

BACK: HOMEWOOD SUITES, CHATTANOOGA, TN; RESIDENCE INN, OCEANSIDE, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.